                                  SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     PACIFIC GREYSTONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          PACIFIC GREYSTONE CORPORATION
                        6767 FOREST LAWN DRIVE, SUITE 300
                         LOS ANGELES, CALIFORNIA  90068

                               ___________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 1997
                               ___________________




Dear Stockholders:

     The annual meeting of stockholders of Pacific Greystone Corporation (the "Company") will be held at the Universal City Hilton & Towers, 555 Universal City Terrace Parkway, Universal City, California 91608 on Thursday, May 8, 1997, at 9:00 a.m., to consider and vote on the following matters described in this Notice and the enclosed Proxy Statement:

     (1) The election of two (2) members to the Board of Directors for a term of three (3) years; and

     (2) Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed is a Proxy Statement describing the matters to be voted upon at the annual meeting. Please read it carefully and then sign, complete and return your Proxy as promptly as possible. If you receive more than one Proxy because your shares are registered in different names or addresses, each such Proxy should be signed and returned to assure that all your shares will be voted.

BY ORDER OF THE
BOARD OF DIRECTORS,

ROBERT W. GARCIN,

SECRETARY

March 21, 1997




YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THANK YOU.


                                                                       1538-PS97

                          PACIFIC GREYSTONE CORPORATION
                        6767 FOREST LAWN DRIVE, SUITE 300
                         LOS ANGELES, CALIFORNIA  90068

                               ___________________

                                 PROXY STATEMENT

                  FOR ANNUAL MEETING TO BE HELD ON MAY 8, 1997

                               ___________________


                               GENERAL INFORMATION

     The Board of Directors has fixed Monday, March 10, 1997, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of record of shares of common stock at the close of business on that date are entitled to vote. The stock transfer books will not be closed.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 1997. THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED THEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD. A Proxy may be revoked at any time before it is exercised by delivering written notice of such revocation to the Secretary of the Company prior to the annual meeting or by voting by ballot at the annual meeting. The cost of soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, however regular employees of the Company, without additional remuneration, may solicit proxies by telephone, telegram and in person. The proxy materials will be mailed to stockholders of record beginning on or about March 24, 1997.

     The Annual Report of the Company, including audited consolidated balance sheets of the Company as of December 31, 1996 and 1995 and audited consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ending December 31, 1996, accompanies this Proxy Statement.

     The common stock constitutes the only class of securities of the Company authorized to vote at the annual meeting. As of the close of business on March 10, 1997, there were 14,959,741 shares of common stock outstanding. Each share is entitled to one vote. Under the Company's Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulate his or her votes in the election of directors.

     Votes cast by proxy or in person at the annual meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the meeting. The election inspector(s) will treat shares represented by proxies that "withhold authority to vote" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, the election of directors or the outcome of certain other matters.

     The election inspector(s) will treat shares referred to as "broker non-votes" as shares present and entitled to vote for purposes of determining the presence of a quorum. However, as to any matter as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote the shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying Proxy and as summarized elsewhere in this Proxy Statement.


                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, Class I, Class II and Class III. Generally, each director (other than those directors elected to fill vacancies on the Board) serves until the date of the third annual meeting following the annual meeting at which such director is elected and until his or her successor is elected and qualified. The term of office for each of the Class II and Class III directors ends on the date of the annual meetings in 1998 and 1999, respectively, and the election and qualification of their respective successors occurs on the same dates.

     Two directors of Class I are to be elected at the 1997 annual meeting, each to hold office until the annual meeting in 2000, and until their respective successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any of the nominees below is unable to serve or for good cause will not serve, it is expected the proxies will be voted for such other person or persons as the Board of Directors may recommend, and the proxy confers discretionary authority to do so.

     Election of each of the nominees will require the affirmative vote of a majority (assuming the presence of a quorum) of the shares of the Company's common stock entitled to vote and present in person or represented by proxy at the meeting. Proxies solicited by the Board will be voted for each of the nominees listed below unless the stockholder otherwise specifies in the proxy.


                                                                        FIRST
                                                                        YEAR
       NAME          AGE*        PRINCIPAL OCCUPATION        CLASS     ELECTED
       ----          ----        --------------------        -----     -------

 DIRECTORS TO BE
 ELECTED AT THE
 1997 ANNUAL
 MEETING

 David Kaplan         52    Principal with Autumn Hill         I         1994
                            Group

 Reuben S.            49    Managing Director of E.M.          I         1991
 Leibowitz                  Warburg, Pincus & Co., LLC

 OTHER DIRECTORS
 OF THE COMPANY

 Sidney Lapidus       59    Managing Director of E.M.          II        1994
                            Warburg, Pincus & Co., LLC

 John D. Santoleri    33    Managing Director of E.M.          II        1991
                            Warburg, Pincus & Co., LLC
 Jack R. Harter       65    Chairman, President and Chief     III        1991
                            Executive Officer of the
                            Company

 Antonio B. Mon       51    Vice Chairman and Chief           III        1991
                            Financial Officer of the
                            Company

---------------
*  As of January 31, 1997.

     DAVID KAPLAN is a principal with the Autumn Hill Group, an investment banking and advisory firm specializing in homebuilder services since January 1996. From 1991 to 1995, Mr. Kaplan was a principal with Victor Capital Group, L.P. From 1976 to 1991, he was associated with The Harlan Company, Inc. Mr. Kaplan currently serves on the board of directors of F.P.A., a New Jersey based public homebuilder.

     REUBEN S. LEIBOWITZ has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg Pincus") since 1984. Prior to 1984, Mr. Leibowitz was a partner at Spicer and Oppenheim, Certified Public Accountants. Mr. Leibowitz currently serves on the boards of directors of Chelsea GCA Realty, Inc. and Grubb & Ellis Company.

     SIDNEY LAPIDUS has been a Managing Director of Warburg Pincus since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Renaissance Communications Corp., Panavision Inc., Caribiner International, Inc. and Grubb & Ellis Company, as well as a number of private companies.

     JOHN D. SANTOLERI has been a Managing Director of Warburg Pincus since January 1996 and has been with Warburg Pincus since 1989. From 1985 to 1989, he was associated with The Harlan Company. Mr. Santoleri currently serves on the boards of directors of Chelsea GCA Realty, Inc., Grubb & Ellis Company and several private companies.

     JACK R. HARTER, a co-founder of the Company, has been its Chairman, President and Chief Executive Officer since the Company's inception in 1991. For the 34 years prior to that, Mr. Harter held increasingly more responsible positions at M.J. Brock and Sons, Inc., a major California homebuilder, where, from 1985 through 1991, he was President. For the period 1986 through 1991, Mr. Harter was also an officer of The Ryland Group, Inc.

     ANTONIO B. MON, a co-founder of the Company, has been its Vice Chairman and Chief Financial Officer since the Company's inception in 1991. Prior to that, Mr. Mon was an officer of The Ryland Group, Inc. from 1986 to 1989 and from 1989 through 1991 was president of Ryland Ventures, Inc. During 1985, Mr. Mon was Executive Vice President and Chief Financial Officer of M.J. Brock and Sons, Inc. During the period 1978 through 1984, he held various positions at CIGNA Corporation where, among other activities, he was responsible for CIGNA's investment in M.J. Brock and Sons, Inc.

DIRECTORS COMPENSATION

     The Company's outside board member is paid a $3,000 quarterly retainer plus $850 for each meeting attended. All other directors serve without compensation.

     The Company has adopted an Amended and Restated 1995 Eligible Directors Stock Option Plan (the "Director Plan"). The purpose of the Director Plan is to promote the success of the Company by providing an additional means through the grant of stock options to attract, motivate and retain experienced and knowledgeable Eligible Directors (as defined below). The Director Plan provides that upon becoming an Eligible Director, the director will receive an option to purchase 5,000 shares of common stock and that annually thereafter, the Eligible Director will automatically receive an option to purchase an additional 1,000 shares of common stock, in each case at an exercise price equal to the market price of the common stock on the date of grant. The Board of Directors has authorized 75,000 shares of common stock for issuance under the Director Plan. Stock options granted under the Director Plan will expire five years after the date of grant. If a person's service as a member of the Board of Directors terminates, any unexercisable portion of the option shall immediately terminate and the exercisable portion of the option will terminate six months after the date of termination or the earlier expiration of the option by its terms. Options generally vest over a three-year period. Upon a Change in Control Event (as defined in the Director Plan), the options will become fully exercisable. "Eligible Director" means a member of the Board of Directors of the Company who, as of the applicable date of grant, is not (i) an officer or employee of the Company or any subsidiary, or
(ii) a person to whom equity securities of the Company or an affiliate have been granted or awarded within the prior year under or pursuant to any other plan of the Company or an affiliate that provides for the grant or award of equity securities, or (iii) an affiliate, associate or employee of either Warburg or Jennings Holdings (USA). On August 3, 1995, stock options with respect to 14,282 shares were granted to David Kaplan pursuant to the Director Plan. A portion of these stock options were first exercisable on August 3, 1996 and all these options expire August 2, 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors may establish committees from time to time. An Audit Committee and a Compensation Committee have been established.

     The Audit Committee reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. David Kaplan currently serves as the sole member of the Board's Audit Committee. The Compensation Committee recommends compensation for certain of the Company's personnel to the Board. The Compensation Committee currently consists of Reuben S. Leibowitz and David Kaplan.

     The Board of Directors met four times in 1996 and the Audit Committee and Compensation Committee each met one time in 1996.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1996 was in excess of $100,000:

                                              SUMMARY COMPENSATION TABLE(1)

                                                 ANNUAL                                       LONG TERM
                                             COMPENSATION                                COMPENSATION AWARDS
                                             -------------                               -------------------

                                                                    OTHER ANNUAL     RESTRICTED                         ALL OTHER
           NAME                                                     COMPENSATION        STOCK           SECURITIES       COMPEN-
           AND                                                           ($)          AWARDS($)         UNDERLYING        SATION
    PRINCIPAL POSITION       YEAR      SALARY($)     BONUS($)         (2)(3)(4)          (5)             OPTIONS #       ($)(6)
    ------------------       ----      ---------     --------         ---------       ---------          ---------       -------
 Jack R. Harter              1996     $ 450,000       $613,541         $ 31,753               --            180,714      $ 77,072
  Chairman, President and    1995       425,000        482,000           23,964               --                 --        77,064
  Chief Executive Officer    1994       400,000        536,000           44,816               --                 --        52,310

 Antonio B. Mon              1996       400,000        545,370           33,552               --            118,481        77,046
  Vice-Chairman and          1995       375,000        425,000           22,818               --                 --        77,076
  Chief Financial Officer    1994       350,000        469,000           27,314               --                 --        52,310

 Steven G. Delva             1996       187,900        177,216(7)                                            16,000         2,250
  Division President,        1995       184,198        109,058(7)         1,716            1,144                 --         2,145
  South Bay                  1994       167,785        214,486(7)         5,674            8,510                 --         2,310

 David M. Kitnick            1996       167,184        252,108(7)            --               --             16,000         2,250
  Division President,        1995(8)      3,665             --               --               --                 --            --
  Phoenix                    1994            --             --               --               --                 --            --

 Todd J. Palmaer             1996       154,631        207,615(7)           189                              16,000         2,055
  Division President,        1995       141,590         21,785              163           26,000                            1,751
  Coastal Valley             1994        85,339         23,494(7)            --               --                 --         1,250
                                                                                                            (FOOTNOTES ON NEXT PAGE)


---------------
(1) Amounts presented include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) The amounts included in this column do not include the value of certain perquisites which for each named individual do not exceed the lower of $50,000 or 10% of their respective aggregate salary and bonus compensation for either of the years reported.
(3) The amounts presented for certain officers include that portion of interest earned on deferred compensation accounts above 120% of the applicable federal rate. Mr. Harter and Mr. Mon also received payments to reimburse for their taxes relating to certain employee benefits provided by the Company as follows: Mr. Harter, $14,076 in 1996, $14,347 in 1995 and $13,077 in 1994; and Mr. Mon $7,698 in 1996, $7,342 in 1995 and $5,706
     in 1994.
(4)  During 1994 and 1995, stock awards were issued to the named executives.
     The dollar value of the vested portion of these awards was based on the number of shares granted multiplied by the stock price. The stock price was determined by an outside appraisal as of the grant date in 1994 and based upon a recent stock transaction in 1995. For 1994, the number and dollar value of shares are as follows: Mr. Harter -- 20,974 shares ($31,428); Mr. Mon -- 13,743 shares ($20,593); and Mr. Delva -- 3,786 shares ($5,674). For 1995, Mr. Delva received 942 shares with a dollar value of $1,716. No stock awards were issued in 1996.
(5) All restrictions on the stock lapsed in 1996. The dollar value of the award of restricted stock in 1994 was determined by an outside appraisal as of the grant date and in 1995 by a recent stock transaction.
(6) Includes contributions to a defined contribution plan on behalf of each named officer. Additionally, in 1996, 1995 and 1994, the Company contributed $75,000, $75,000 and $50,000, respectively, to a non-qualified deferred compensation plan in each of Mr. Harter's and Mr. Mon's name in accordance with their employment contracts.
(7) A portion of the bonus included in the table is payable over three years and may be forfeited if the employee leaves the Company prior to the scheduled payment date.
(8)  Reflects compensation for only part of the year.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Messrs. Harter and Mon have employment agreements with the Company, effective January 1, 1996, with terms of three years, subject to the right of the employee to extend the term for one year, in each case unless earlier terminated. The agreements provide for various benefits including a base salary of $450,000 for 1996, $475,000 for 1997, $500,000 for 1998 and, if applicable,
$525,000 for 1999 for Mr. Harter and $400,000 for 1996, $425,000 for 1997,
$450,000 for 1998 and, if applicable, $475,000 for 1999 for Mr. Mon. Messrs. Harter and Mon will also each receive annual deferred compensation of $75,000. The agreements provide that Messrs. Harter and Mon are entitled to bonuses ranging from 50% to over 150% of their respective base salaries if certain targeted levels of consolidated pretax income of the Company established by the Compensation Committee are met. Messrs. Harter and Mon will also be entitled to such other or additional bonuses as the Company's Board of Directors deems appropriate. At the end of Mr. Mon's employment agreement, if the Company and Mr. Mon do not enter into a new employment agreement, the Company will employ Mr. Mon as a consultant for a three-year period at an annual compensation of $150,000.

     Under each employment agreement, in the event of a termination of the employee's employment without cause, his Total Disability (as defined in the agreements) or the employee resigns for "good reason" (as defined in the agreements, which includes a resignation by the employee within nine months of, among other events, a "change in control" (as defined below)), the employee is entitled to receive, in addition to salary and bonuses accrued to the date of termination, all amounts payable under the agreement as though such termination, Total Disability or resignation for good reason had not occurred, in equal monthly installments through December, 1999. A "change in control" occurs under the agreements upon (i) approval by the stockholders of the Company of the dissolution or liquidation of the Company; (ii) approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities not a subsidiary of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company); (iii) approval by the stockholders of the Company of the sale, lease, conveyance or other disposition of all or substantially all of the Company's business and/or assets to a person or entity which is not a wholly owned subsidiary of the Company; (iv) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of common stock of the Company at the time of the execution of the employment agreements (or an affiliate, successor, heir, descendent or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors. For purposes of this definition, "Continuing Directors" are persons who were (A) members of the Board of Directors of the Company on the date of the employment agreements or (B) nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

INCENTIVE COMPENSATION PLAN

     The Company has established an incentive compensation plan for its corporate and divisional management personnel (the "Incentive Compensation Plan"). This plan generally provides for payments expressed as a percentage of a participant's base compensation upon achievement of pre-agreed financial and qualitative objectives. The bonus percentages are established annually by the Compensation Committee of the Board of Directors. Bonuses can be tiered depending upon individual, profit center and Company performance. Generally, performance criteria are based on achievements of annual budgets, return on equity and assets and, to a lesser degree, on subjective evaluations of performance and individual relative contribution to the Company's goals and objectives. A portion of any bonus over a specific amount will be paid out by the Company over a three-year period and is subject to forfeiture if the employee leaves the Company prior to the scheduled payment date.

STOCK OPTIONS

     The Company's 1996 Stock Option and Award Plan (the "Plan") provides for various types of stock incentives, including stock options, restricted shares, stock appreciation rights, stock bonuses and performance shares. The only awards to date have been stock options. The Plan provides for acceleration of vesting of awards upon a Change in Control Event (as defined in the Plan). A maximum of 825,000 shares of common stock (subject to certain anti-dilution adjustments) may be issued pursuant to grants and awards under the Plan.

     The following table sets forth the options granted to executive officers named in the Summary Compensation Table during 1996:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF
                      SECURITIES     % OF TOTAL
                      UNDERLYING     GRANTED TO                                       GRANT
                       OPTIONS      EMPLOYEES IN   EXERCISE PRICE   EXPIRATION        DATE
       NAME          GRANTED (#)    FISCAL YEAR      ($/SHARE)         DATE          PRESENT
       ----          -----------    ------------     ---------         ----        Value($)(1)
                                                                                   -----------
 Jack R. Harter        180,714         30.4%          $13.00         6/20/06        $ 773,456

 Antonio B. Mon        118,481         19.9%           13.00         6/20/06          507,099

 Steven G. Delva        16,000          2.7%           13.00         6/24/06           57,120

 David M. Kitnick       16,000          2.7%           13.00         6/24/06           57,120

 Todd J. Palmaer        16,000          2.7%           13.00         6/24/06           57,120

________________

(1) The fair value for these options was estimated at the date of grant using a Black-Scholes option valuation model with the following weighted-average assumptions: risk-free interest rates of 6.11%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of .384; and a weighted-average expected life of the options of three years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that require the input of highly subjective assumptions including the expected stock price volatility. Since the Company's stock options have characteristics significantly different from those of traded options, and since changes in the subjective input assumption can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     No options were exercised during 1996. The following table shows for each of the executive officers named in the Summary Compensation Table the number of unexercised options outstanding at December 31, 1996. None of the outstanding options were "in-the-money" options as of that date.

                                  NNUMBER OF
                                  SECURITIES
                                  UNDERLYING
                                  UNEXERCISED
                                   OPTIONS
                                 AT FY-END(#)

                                 EXERCISABLE(E)/
     NAME                       UNEXERCISABLE(U)
     ----                       ---------------

     Jack R. Harter                180,714(E)
     Antonio B. Mon                118,481(E)
     Steven G. Delva                16,000(U)
     David M. Kitnick               16,000(U)
     Todd J. Palmaer                16,000(U)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Messrs. Leibowitz and Kaplan. The compensation for Messrs. Harter and Mon was and will be set pursuant to their employment agreements. See "Employment Contracts and Termination of Employment and Change-In-Control Agreements" above. Prior to establishing the Compensation Committee, the compensation levels and individual objectives for bonuses under the Incentive Compensation Plan (see "Incentive Compensation Plan" above) for the other executive officers of the Company were set by Mr. Harter.


                              CERTAIN TRANSACTIONS

     Mr. Kaplan, a director of the Company, is a principal with Autumn Hill Group. The Company engaged Autumn Hill Group to assist in the development of the Company's long-term strategic plan. The Company paid $85,000 to Autumn Hill Group for consulting services rendered in 1996.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE COMPANY PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE COMPANY PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.



                      REPORT OF THE COMPENSATION COMMITTEE


     In determining the compensation levels of all executive officers, the Compensation Committee considers the contributions of individual executive officers, the performance and prospects of the Company over time, and the desirability of attracting and retaining highly capable and experienced executives. The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry.

     The primary components of executive compensation are base salary, annual incentive bonus and long-term incentives through stock options. Each component plays an important role in the Company's overall approach to compensation.

     The Company establishes base salaries for its executives by comparing their base salaries with base salaries for competitive positions in the market. In order to attract and retain the best people, the Company sets the base salary of its executive officers above the average base salary for competitive companies.

     It has been the Company's policy to place a significant percentage of total executive compensation "at risk," principally through the award of annual cash bonuses pursuant to the Company's incentive compensation plan (the "Incentive Plan"). One-half of the bonuses above certain levels for executive officers, other than Mr. Harter and Mr. Mon, are payable over three years and are forfeited if the executive leaves the Company prior to the scheduled payment date. This is intended to encourage executives to continue in the employ of the Company.

     The Incentive Plan generally provides for payments expressed as a percentage of the executive's base compensation upon achievement of financial and qualitative objectives established by the Compensation Committee. The bonus percentages are established annually by the Compensation Committee and range from 0% to 200%. Bonuses can be tiered depending upon individual, profit center and/or Company performance. Generally, performance criteria are based on achievements of annual budgets, return on equity and assets and, to a lesser degree, on subjective evaluations of performance and individual relative contribution to the Company's goals and objectives. In 1996, bonuses under the Incentive Plan for executive officers named in the Summary Compensation Table ranged from 94% to 151% of their respective base salary, based upon the degree of attainment of the established targets.

     After the Company's initial public offering in June of 1996, the Company awarded stock options to each of its executive officers. These awards were made to increase the individual ownership interest of the executive officers in the Company and to further align their interest with the Company's stockholders.
The awards also encourage retention of key executives.

     The 1996 compensation for Mr. Harter, the Chief Executive Officer of the Company, was set by an employment agreement between Mr. Harter and the Company. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." During 1996, Mr. Harter received a bonus under the Incentive Plan equal to approximately 136% of his base salary as a result, in part, of the Company's approximately 90% increase in pretax income and the Company's record year in both homes closed and net new home orders. In 1996 Mr. Harter also received an award of options to acquire 180,714 shares of common stock of the Company at an initial exercise price of $13.00 per share, the price offered to the public in the Company's initial public offering in June 1996. This award took into account Mr. Harter's contributions to the growth of the Company since its formation in 1991 and was intended to reward him for those contributions and to more closely link his interests with those of the Company's other stockholders. 1996 was the first year where stock options could be used as an effective element of compensation since the Company's common stock was not publicly traded until June 1996.

     The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to maintaining tax deductibility for all executive compensation, except in circumstances where the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 1996 met the deductibility requirements of Section 162(m).


Compensation Committee of the Board
of Directors

Reuben Leibowitz
David Kaplan

                               COMPANY PERFORMANCE

     The following graph indicates the performance of the cumulative total return to stockholders of the Company's common stock during the period from June 20, 1996 (the date on which the Company's common stock became publicly traded) in comparison to the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Homebuilding Index. The graph covers the period from June 20, 1996 through February 28, 1997.



                                     [GRAPH]


                                                       S&P
                   PACIFIC       S&P 500           HOMEBUILDING
                  GREYSTONE       INDEX               INDEX
                  ---------       -----               -----

06/20/96           $100           $100                $100
06/30/96             97            101                  98
09/30/96             80            104                  96
12/31/96             85            112                 106
02/28/97            109            119                 118




------------------
Assumes $100 invested on June 20, 1996 in the Company's common stock, the Standard & Poor's 500 Index and the Standard & Poor's Homebuilding Index and assumes reinvestment of dividends. No cash dividends have ever been declared on the Company's common stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 10, 1997, by (i) all those known by the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, (ii) each director of the Company and named executive officer of the Company named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

                                              Number of Shares        Percent
                                              ----------------        -------

Warburg, Pincus Investors, L.P.(1)
     466 Lexington Avenue
     New York, New York 10017 . . . . . .            8,411,854           56.2%

Jack R. Harter (2)  . . . . . . . . . . .              543,667            3.6%

Antonio B. Mon (3)  . . . . . . . . . . .              349,157            2.3%

Steven G. Delva . . . . . . . . . . . . .               31,438            *

David M. Kitnick  . . . . . . . . . . . .                1,000            *

Todd J. Palmaer . . . . . . . . . . . . .               14,282            *

Sidney Lapidus (1)  . . . . . . . . . . .               --                *

Reuben S. Leibowitz (1) . . . . . . . . .               --                *

John D. Santoleri (1) . . . . . . . . . .               --                *

David Kaplan (4)  . . . . . . . . . . . .                4,761            *

All directors and executive officers
        as a group (18 persons) (5) . . .            1,157,987            7.6%

---------------
*  Less than one percent

(1) The sole general partner of Warburg, Pincus Investors, L.P. ("Investors") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("Warburg Pincus"), manages Investors. The members of Warburg Pincus are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both WP and Warburg Pincus. WP, as the sole general partner of Investors, has a 20% interest in the profits of Investors. Sidney Lapidus, Reuben S. Leibowitz and John D. Santoleri, directors of the Company, are Members and Managing Directors of Warburg Pincus. As such, Messrs. Lapidus, Leibowitz and Santoleri may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) in an indeterminate portion of the stock beneficially owned by Investors. Messrs. Lapidus, Leibowitz and Santoleri disclaim "beneficial ownership" of the shares owned by Investors within the meaning of Rule 13d-3 under the Exchange Act. Investors has entered into an agreement with the Company pursuant to which Investors has agreed that, so long as it owns more than 50% of the aggregate voting power of the Company, Investors will vote shares representing up to 50% of the aggregate voting power of the Company on any matter in its discretion and will vote any additional shares in the same proportion as the shares voted by the other stockholders on that matter. That agreement provides that it may be terminated only with the approval of a majority of the directors of the Company who are not officers, employees or partners of Investors or the Company and under certain other specified circumstances.

(2) Includes 180,714 shares of common stock subject to options exercisable within 60 days after March 10, 1997. Does not include 148,252 shares of common stock held by irrevocable trusts for the benefit of his daughters, over which Mr. Harter has no dispositive power.

(3) Includes 118,481 shares of common stock subject to options exercisable within 60 days after March 10, 1997. Does not include 111,546 shares of common stock held by an irrevocable trust for the benefit of his children, over which Mr. Mon has no dispositive power.

(4) Constitutes shares of common stock subject to options exercisable within 60 days after March 10, 1997.

(5)  See footnotes (1) through (4).


                              INDEPENDENT AUDITORS

     Ernst & Young LLP was selected as the Company's independent auditors for 1996 and for the current year, having served in that capacity since 1991. It is expected that a representative of Ernst & Young LLP will be present at the annual meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     Stockholders proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting must be received by the Company at its headquarters office not later than November 18, 1997, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy materials for that meeting.

                                  OTHER MATTERS

     The Board of Directors has no present intention to present to the meeting for action any matters other than those described above and matters incident to the conduct of the meeting. If any other business comes before the meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware) for which specific authority has not been solicited from the stockholders, then to the extent permitted by law, including the rules of the Securities and Exchange Commission, the Proxy grants to the persons named therein the discretionary authority to vote thereon in accordance with their best judgment.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR 1996 TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE COMPANY, 6767 FOREST LAWN DRIVE, SUITE 300, LOS ANGELES, CALIFORNIA 90068, ATTENTION: MELISSA L. KELLY.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.


BY ORDER OF THE
BOARD OF DIRECTORS,

ROBERT W. GARCIN,

SECRETARY


March 21, 1997

                          PACIFIC GREYSTONE CORPORATION

                        6767 Forest Lawn Drive, Suite 300
                          Los Angeles, California 90068
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Jack R. Harter, Antonio B. Mon and Robert
W. Garcin, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all shares of common stock of Pacific Greystone Corporation (the "Company") held of record by the undersigned on March 10, 1997 at the Annual Meeting of Stockholders to be held on May 8, 1997 and any adjournment or adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE HEREOF.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                          -------------
          CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                              SIDE
                                                          -------------

/x/  Please mark votes as in this example.

1.   Election of Directors
NOMINEES: David Kaplan and Reuben S. Leibowitz

               FOR                    WITHHELD
               / /                      / /

/ /
    --------------------------------------------
     FOR BOTH NOMINEES EXCEPT AS NOTED ABOVE

2. Upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.


                MARK HEREFOR ADDRESS CHANGE AND NOTE AT LEFT  / /

     Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:                                    Date:
          ----------------------------------       ---------------------------

Signature:                                    Date:
          ----------------------------------       ---------------------------